Exhibit 99.(g)(ii)

December 14, 2007

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, MO 64105

Attn:                    Vice President, Custody

Dear Sir or Madam:

Lord Abbett Investment Trust (the “Fund”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement].”  This letter is to notify State Street that on September 11, 2007 the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Portfolio of the Fund, the legal name of which is as follows: Lord Abbett Floating Rate Fund (the “Portfolio”).  It is the Fund’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on December 14, 2007.

It is currently anticipated that the registration statement for the Portfolio will become effective on December 14, 2007.  Accordingly, we appreciate your prompt attention to this matter.  Please indicate State Street’s acceptance by signing below.

Lord Abbett Investment Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

/s/ James J. Hooley
Vice Chairman
State Street Bank and Trust Company

Enclosures

EXHIBIT A (amended as of December 14, 2007)

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Blend Trust	Statutory Trust	Delaware
Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Equity Series
Lord Abbett Developing Local Markets Fund(1)
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund(2)
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund(3)
Lord Abbett High Yield Fund
Lord Abbett Income Fund(4)
Lord Abbett Short Duration Income Fund(5)
Lord Abbett Total Return Fund
Lord Abbett Large-Cap Growth Fund	Statutory Trust	Delaware
Lord Abbett Mid-Cap Value Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett California Tax-Free Income Fund
Lord Abbett Connecticut Tax-Free Income Fund
Lord Abbett Hawaii Tax-Free Income Fund
Lord Abbett Minnesota Tax-Free Income Fund(6)
Lord Abbett Missouri Tax-Free Income Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Texas Tax-Free Income Fund(6)

(1)                                  The Income Series has been renamed the Lord Abbett Developing Local Markets Fund.

(2)                                  The Lord Abbett Income Strategy Fund has been renamed the Lord Abbett Diversified Income Strategy Fund.

(3)                                  The Lord Abbett World Growth & Income Strategy Fund has been renamed the Lord Abbett Growth & Income Strategy Fund.

(4)                                  Effective December 14, 2007, the U.S. Government & Government Sponsored Enterprises Fund will be renamed the Lord Abbett Income Fund.

(5)                                  Effective December 14, 2007, the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund will be renamed the Lord Abbett Short Duration Income Fund.

(6)                                  At a meeting held on December 7, 2007, shareholders of the Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Texas Tax-Free Income Fund, Lord Abbett Washington Tax-Free Income Fund, Florida Series, and Michigan Series approved the reorganization of each Fund into Lord Abbett National Tax-Free Income Fund.  The reorganizations are expected to be completed on December 14, 2007.

Lord Abbett Washington Tax-Free Income Fund(6)
Lord Abbett Municipal Income Trust	Statutory Trust	Delaware
Florida Series(6)
Georgia Series
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund(7)
Michigan Series(6)
Pennsylvania Series
Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett America’s Value Fund
Lord Abbett Growth Opportunities Fund
Lord Abbett Large-Cap Core Fund
Small-Cap Value Series
Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett All Value Fund
Lord Abbett Alpha Strategy Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
All Value Portfolio
America’s Value Portfolio
Bond-Debenture Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Portfolio
Large-Cap Core Portfolio
Mid-Cap Value Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

(7)                                  The Lord Abbett Insured Intermediate Tax-Free Fund was renamed the Lord Abbett Intermediate Tax-Free Fund.